EPIC FINANCIAL CORPORATION
                           3300 IRVINE AVE.
                               SUITE 220
                        NEWPORT BEACH, CA 92660
                       TELEPHONE - 949.622.1130
                          FAX - 949.622.1134

                             PRESS RELEASE
                             -------------
Contact Person:  William R. Parker,  President     Symbol: OTCBB:  EPFL

   EPIC FINANCIAL CORPORATION SIGNS LETTER OF INTENT TO ACQUIRE KEY
                         MORTGAGE CORPORATION

Newport Beach, CA. June 24, 2003 - William R. Parker, President of Epic Financial Corporation (OTCBB: EPFL) announced today that it has entered into a letter of intent to acquire all of the capital stock of Key Mortgage Corporation, an Arizona Corporation, in a transaction valued at $3,000,000.

Michael A. Cardwell, President of Key said, "The Company is well suited to perform satisfactorily in any mortgage climate as their production is comprised of both entry level FHA borrowers as well as luxury home buyers with individual loans up to $2,000,000 or more. At the present time, Key is originating and closing approximately 200 loans per month amounting to approximately $30 million per month in volume." Mr. Cardwell further stated, "Current record low interest rates based on the Federal Reserve cuts, and the bond market have fueled the real estate and mortgage market in general. Our revenues are expected to exceed $4,000,000 annually, and we are profitable. We are looking forward to joining the Epic management team."

Mr. Parker said, "Key is a Phoenix-based mortgage brokerage company specializing in originating, processing and closing residential mortgage loans. The company is profitable, and has been in business since 1997. Epic Financial Corporation is aggressively pursuing an acquisition plan that fits our new corporate direction, which is becoming a financial services holding company utilizing the latest in industry technology. The acquisition of Key fits our growth strategy and meets our criteria as a business operating profitably with experienced management.

About Epic Financial Corporation

Epic Financial Corporation is a financial services holding company, which provides a network to mortgage bankers, brokers, both retail and wholesale through our wholly-owned mortgage company. For further information about the Company please look at our website, http://www.4epic.com


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A  number  of  statements  referenced in this Release,  and  any  other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of
Section  27A  of  the  Securities Act of 1933 and Section  21B  of  the
Exchange   Act  of  1934.  Any  statements  that  express  or   involve
discussions with respect to predictions, expectations, beliefs,  plans,
projections,  objectives,  goals,  assumption  of  future   events   or
performance are not statements of historical fact and may be  "forward-
looking   statements."   Forward  looking  statements  are   based   on
expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently
anticipated.   Forward  looking  statements  in  this  actions  may  be
identified  through  the  use  of  words  such  as  "expects,"  "will,"
"anticipates,"   "estimates,"  "believes,"  or  statements   indicating
certain  actions  "may,  "could," or "might," occur.   Such  statements
reflect the current views of Epic Financial Corporation with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's
filings  with  the  Securities  and Exchange  Commission.   The  actual
results  that  the  Company  achieves may differ  materially  from  any
forward-looking  statements due to such risks and  uncertainties.   The
Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.